Microsoft Word 10.0.2627;
EXHIBIT 99.1
                                            Manchester Technologies, Inc.
                                        Pro Forma Consolidated Balance Sheet
                                                   April 30, 2004
                                            (unaudited and in thousands)

                                                                                                          Pro Forma
                                                             April 30,                                    April 30,
                                                             2004            Adjustments                  2004
                                                             ----            -----------                  -----

  ASSETS

  Cash and cash equivalents                                  $ 13,241           $  8,834  A B C F G H      $     22,075
  Accounts receivable                                          33,297            (20,926)  B                     12,371
  Inventories                                                  25,805             (1,549)  C                     24,256
  Deferred income taxes                                           603                                               603
  Prepaid income taxes                                             42                                                42
  Prepaid expenses and other current assets                       703               (250)  D                        453
  Assets held for sale                                          2,881             (2,881)  A                        -
                                                        -------------             -------                  ------------

  Total Current Assets                                         76,572            (16,772)                        59,800

  Property and equipment, net                                  12,894             (2,500)  E                     10,394
  Goodwill                                                      3,735                                             3,735
  Deferred Income Taxes                                           757                                               757
  Other assets                                                    134               (100)  F                         34
                                                       --------------       -------------                 -------------

  TOTAL ASSETS                                         $       94,092       $    (19,372)                  $     74,720
                                                       ==============       ============                   ============

  LIABILITIES & STOCKHOLDERS' EQUITY

  Accounts payable and accrued expenses                $        40,992      $    (13,905) A G              $     27,087
  Current portion capital lease obligation                        237                                               237
                                                       ---------------         ----------                   ------------


  Total Current Liabilities                                    41,229            (13,905)                        27,324

  Deferred compensation payable                                   263               (100)  F                        163
  Capital lease obligation, net of current portion              7,749           ________                          7,749
                                                     ----------------                                      ------------

  Total Liabilities                                            49,241            (14,005)                        35,236
                                                     ----------------     --------------                   ------------

  Common stock                                                     81                                                81
  Additional paid-in capital                                   19,249                                            19,249
  Retained earnings                                            25,534             (5,367) A B D E F H            20,167
  Deferred compensation                                           (13)                                              (13)
                                                   ------------------     --------------                   ------------

  Total Stockholders' Equity                                   44,851             (5,367)                        39,484
                                                      ---------------     --------------                   ------------

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             $       94,092       $    (19,372)                  $     74,720
                                                       ==============       ============                   =============


A Record the net proceeds from the sale of the discontinued business ($3,675,000) and eliminate the net assets sold (assets held for sale and deferred revenue) of $2,192,000. The $1,483,000 gain on the sale increased retained earnings.
B Reflects the collection of the accounts receivable for the discontinued business except for $3 million of estimated uncollectible balances.
C Reflects the cash proceeds from the sale of inventory related to the discontinued business, at cost.
D Record estimated write-down of other assets related to the discontinued business.
E Record estimated write-down of property and equipment related to the discontinued business.
F Record the receipt of cash surrender value and eliminate the deferred compensation liability related to the unvested portion of deferred compensation regarding terminated employees associated with the discontinued business.
G Record payment of accounts payable and accrued expenses of $13,216,000 related to the discontinued business.
H Record payment of approximately $1,200,000 of severance and retention and other bonuses.